  As filed with the Securities and Exchange Commission on January 25, 2001
                                                      Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                              -------------------
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              -------------------
                            ALBERTO-CULVER COMPANY

            (Exact name of registrant as specified in its charter)

                    Delaware                        36-2257936
        (State or other jurisdiction of          (I.R.S. Employer
         incorporation or organization)         Identification No.)

           Alberto-Culver Company                           Gary P. Schmidt                         Copy to:
            2525 Armitage Avenue                        Alberto-Culver Company                 Michael A. Campbell
        Melrose Park, Illinois 60160                     2525 Armitage Avenue                 Mayer, Brown & Platt
               (708) 450-3000                        Melrose Park, Illinois 60160               190 South LaSalle
                                                            (708) 450-3000                   Chicago, Illinois 60603
 (Address, including zip code and telephone    (Name, address, including zip code, and              (312) 782-0600
number, including area code, of registrant's   telephone number, including area code, of
principal executive offices)                   agent for service)

                              -------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [x]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                              -------------------

                        CALCULATION OF REGISTRATION FEE

===========================================================================================
      Title of                               Proposed           Proposed
     each Class              Amount          Maximum            Maximum          Amount of
   of Securities             to be        Offering Price       Aggregate       Registration
  to be Registered       Registered (1)      Per Unit      Offering Price (3)     Fee (4)
-------------------------------------------------------------------------------------------
Debt Securities       )
Class A Common Stock  } $300,000,000 (2)       (3)            $300,000,000       $75,000
Class B Common Stock  )
===========================================================================================

(1) The securities registered hereunder also include such indeterminate number of shares of Class A Common Stock, $.22 par value per share, and/or Class B Common Stock, $.22 par value per share (collectively, "Common Stock"), that may be issued in exchange for, or upon conversion of, Debt Securities. No separate consideration will be received for Common Stock that is issued in exchange for, or upon conversion of, Debt Securities.
(2) Or the equivalent thereof in one or more foreign currencies or composite currencies, including the euro, or if any Debt Securities are issued at an original issue discount, such greater amount as results from the accrual of original issue discount with respect to the maximum aggregate initial offering amount of such securities. Estimated solely for purposes of calculating the registration fee.
(3) Pursuant to Rule 457(o) under the Securities Act of 1933, as amended ("Securities Act"), which permits the registration fee to be calculated on the basis of the maximum offering price of all securities listed, the table does not specify by each class information as to the amount registered, proposed maximum offering price or proposed maximum aggregate offering price.
(4) Calculated on the basis of $250 per $1,000,000 of the proposed maximum aggregate offering price. Securities in the aggregate principal amount of $30,000,000 were registered pursuant to Registration Statement No. 333-49649 and are unissued as of the date hereof. A registration fee of $8,850 was previously paid with respect to such securities.

     Pursuant to Rule 429 under the Securities Act, the Prospectus which constitutes part of this Registration Statement also relates to the $30,000,000 principal amount of Debt Securities previously registered by the Registrant under its Registration Statement on Form S-3 (File No. 333-49649). Such Registration Statement is amended to reflect the information contained herein.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay the effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION, DATED JANUARY 25, 2001


                                  Prospectus

                            Alberto-Culver Company



                                 $330,000,000



                                Debt Securities
                             Class A Common Stock
                             Class B Common Stock


                        -----------------------------


     We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you decide whether to invest.


                        -----------------------------


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                        -----------------------------


                This prospectus is dated  _____________ , 2001

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that Alberto-Culver Company (which may be referred to as "we," "us," "our," or "Company") filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (the "Securities Act") using a "shelf" registration process. Under the shelf process, we may sell:

     .    Debt Securities;
     .    Class A Common Stock; and
     .    Class B Common Stock

in one or more offerings up to a total dollar amount of $330,000,000. This prospectus provides you with a general description of those securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described below under the heading "Where You Can Find More Information."

     The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about Alberto-Culver Company and the securities offered under this prospectus (the "Offered Securities"). Specifically, we have filed certain legal documents that control the terms of the Offered Securities and other aspects of the offering of the Offered Securities as exhibits to the registration statement. We will file certain other legal documents that control the terms of the Offered Securities as exhibits to reports we file with the SEC. That registration statement and the other reports can be read at the SEC web site or at the SEC offices mentioned below under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

     We "incorporate by reference" into this prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and certain information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the Offered Securities:

     .    Annual Report on Form 10-K for the year ended September 30, 2000; and

     . The description of the Company's Class A Common Stock, par value $.22 per share (the "Class A Common Stock"), and Class B Common Stock, par value $.22 per share (the "Class B Common Stock") (the Class B Common Stock, together with the Class A Common Stock, the "Common Stock"), which is contained in the Company's registration statements filed pursuant to the Exchange Act, and any amendment or report filed for the purpose of updating such description.

     Any statement contained in a document incorporated by reference into this prospectus shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     You may request a copy of these incorporated filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

                         Secretary
                         Alberto-Culver Company
                         2525 Armitage Avenue
                         Melrose Park, Illinois 60160-1163
                         (708) 450-3000

     You should rely only on the information incorporated by reference or set forth in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering the Offered Securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

                          FORWARD-LOOKING STATEMENTS

     This prospectus, any prospectus supplement and the incorporated documents include certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Those statements are based on management's current expectations and assessments of risks and uncertainties and reflect various assumptions concerning anticipated results, which may or may not prove to be correct. Some of the factors that could cause actual results to differ materially from estimates or projections contained in such forward-looking statements include the pattern of brand sales, including variations in sales volume within periods; competition within the relevant product markets, including pricing, promotional activities, continuing customer acceptance of existing products, loss of distributorship rights and the ability to develop and successfully introduce new products; risks inherent in acquisitions and strategic alliances; changes in costs, including changes in labor costs, raw material prices or promotional expenses; the costs and effects of unanticipated legal or administrative proceedings; variations in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, tax changes, legal and regulatory changes or other external factors over which we have no control. We have no obligation to update any forward-looking statement in this prospectus, any prospectus supplement or any incorporated document.

                                  THE COMPANY

     Alberto-Culver Company and its consolidated subsidiaries have three principal business segments. Our consumer products business includes two segments, Alberto-Culver North America ("North America") and Alberto-Culver International ("International"), which develop, manufacture, distribute and market branded consumer products worldwide, primarily health and beauty care products and food and household products. North America includes our consumer products operations in the United States and Canada, while International sells consumer products in more than 120 other countries. Our third segment, "Speciality Distribution--Sally," consists of Sally Beauty Company ("Sally Beauty"), a distributor of professional beauty supplies through its Sally Beauty stores and its Beauty Systems Group full service operations.

     Alberto-Culver Company was incorporated under the laws of the State of Delaware in 1961. The Company's principal executive offices are located at 2525 Armitage Avenue, Melrose Park, Illinois 60160-1163, and its telephone number is
(708) 450-3000.

                                USE OF PROCEEDS

     Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the Offered Securities will be added to our general funds and may be used:

     .    to finance acquisitions
     .    to finance ongoing and new capital projects
     .    to repay any outstanding indebtedness
     .    to repurchase Class A Common Stock under our stock repurchase program
     .    for general corporate purposes

     Unless the applicable prospectus supplement states otherwise, until the net proceeds have been used, they will be invested in short-term, marketable securities.

                      RATIO OF EARNINGS TO FIXED CHARGES

     Our unaudited consolidated ratios of earnings to fixed charges for the periods indicated were:

                                                  Year Ended September 30,
                                            ------------------------------------
                                            2000    1999    1998    1997    1996
                                            ----    ----    ----    ----    ----

Ratio of earnings to fixed charges          4.2x    4.5x    5.0x    5.3x    4.0x

Ratio of earnings excluding non-recurring
  gain to fixed charges                     4.0x*   4.5x    5.0x    4.8x**  4.0x

* Excludes a non-recurring pre-tax gain of $9.3 million in the first quarter of fiscal year 2000 resulting from the sale of a trademark for $10.0 million.

**   Excludes a non-recurring pre-tax gain of $15.6 million in the first quarter of fiscal year 1997 resulting from a $28.0 million insurance settlement from the loss of the Company's airplane.

     For the purpose of the table, "earnings" consist of income from continuing operations before taxes and fixed charges. "Fixed charges" consist of interest on all indebtedness and amortization of debt discount and expense and that portion of rental expense which the Company believes to be representative of interest.

     A statement setting forth the computation of the unaudited ratios of earnings to fixed charges is filed as an exhibit to the registration statement of which this prospectus is a part.

                        DESCRIPTION OF DEBT SECURITIES

     The debt securities are to be issued under an Indenture (the "Indenture") dated as of June 10, 1998 between the Company and Bank One Trust Company, National Association (as successor in interest to The First National Bank of Chicago), as trustee, a copy of which is incorporated by reference as an exhibit to the registration statement. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms. Wherever particular Sections or defined terms of the Indenture are referred to, those Sections or defined terms are incorporated by reference into this prospectus.

     The following sets forth certain general terms and provisions of the debt securities offered by this prospectus. The particular terms of the debt securities offered by any prospectus supplement (the "Offered Debt Securities") will be described in the prospectus supplement relating to those Offered Debt Securities.

General

     The Indenture does not limit the amount of debt securities that may be issued thereunder, and debt securities may be issued thereunder from time to time in one or more series. The debt securities will be unsecured and, to the extent not otherwise indicated in the applicable prospectus supplement, unsubordinated obligations of the Company and will rank equally and ratably with other unsecured and, to the extent not otherwise so indicated, unsubordinated obligations of the Company.

     The debt securities will be effectively subordinated to (i) any secured indebtedness of the Company to the extent of the assets securing that indebtedness and (ii) all indebtedness for money borrowed and other liabilities of subsidiaries of the Company. The debt securities are obligations exclusively of the Company. Since substantially all operations of the Company are conducted through subsidiaries, the cash flow and the consequent ability to service debt, including the debt securities, of the Company are dependent upon the earnings of its subsidiaries and the distribution of those earnings to, or upon loans or other payments of funds by those subsidiaries to, the Company. The payment of dividends and the making of loans and advances to the Company by its subsidiaries may be subject to restrictions and are subject to various business considerations.

     Unless otherwise indicated in the applicable prospectus supplement, principal of, premium, if any, and interest on the debt securities will be payable, and the transfer of debt securities will be registrable, at the office or agency to be maintained by the Company in New York, New York, and at any other office or agency maintained by us for that purpose. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued only in fully registered form without coupons and in denominations of $1,000 and integral multiples thereof. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

     The applicable prospectus supplement will describe, when applicable, the following terms of the Offered Debt Securities: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the Person (as defined in the Indenture) to whom any interest on the Offered Debt Securities shall be payable, if other than the Person in whose name that Offered Debt Security (or one or more Predecessor Debt Securities (as defined in the Indenture)) is registered at the close of business on the Regular Record Date (as defined in the Indenture) for such interest; (4) the date or dates on which the principal of the Offered Debt Securities is payable; (5) the rate or rates (which may be fixed or variable) at which the Offered Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined, the date or dates from which any such interest will accrue, the Interest Payment Dates (as defined in the Indenture) on which any such interest will be payable and the Regular Record Date for the interest payable on any Interest Payment Date;
(6) whether the interest rate or interest rate formula for the Offered Debt Securities may be reset at our option or otherwise, and the date or dates on which that interest rate or interest rate formula may be reset; (7) the place or places where the principal of and any premium and interest on the Offered Debt Securities will be payable; (8) the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Debt Securities may be redeemed, in whole or in part, at our option; (9) the obligation, if any, of the Company to redeem, purchase or repay the Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder (as defined in the Indenture) thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Debt Securities will be redeemed, purchased or repaid, in whole or in part, pursuant to that obligation; (10) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Offered Debt Securities will be issuable; (11) the currency, currencies or currency units in which payment of the principal of and any premium and interest on any Offered Debt Securities will be payable if other than the currency of the United States of America; (12) if the amount of payments of principal of or any premium or interest on any Offered Debt Securities may be determined with reference to an index or formula, the manner in which those amounts will be determined; (13) if the principal of or any premium or interest on any Offered Debt Securities is to be payable, at the election of the Company or a Holder thereof, in one or more currencies or currency units other than that or those in which the Offered Debt Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on the Offered Debt Securities as to which that election is made will be payable, and the periods within which and the terms and conditions upon which that election is to be made; (14) the applicability, if any, of the provisions described below under "Defeasance and Covenant Defeasance"; (15) whether the Offered Debt Securities will be issuable, in whole or in part, in the form of one or more Book-Entry Debt Securities as described below under "Book-Entry Debt Securities," and, in that case, the depositary appointed by us or its nominee with respect to the Offered Debt Securities and the circumstances under which the Book-Entry Security may be registered for transfer or exchange or authenticated and delivered in the name of a Person other than the depositary or its nominee; (16) if other than the principal amount thereof, the portion of the principal amount of the Offered Debt Securities which will be payable upon declaration of acceleration of the Maturity (as defined in the Indenture) thereof; (17) subordination provisions of the Offered Debt Securities, if any;
(18) the terms and conditions, if any, upon which the Offered Debt Securities are to be convertible into, or exchangeable for, shares of Common Stock of the Company, cash, or any combination thereof; (19) whether the Company may from time to time, without notice to or the consent of the Holders of the Offered Debt Securities create and issue additional debt securities ranking equally with the Offered Debt Securities in all respects (or in all respects except for the payment of interest occurring prior to the issue date of those further debt securities or except for the first payment of interest following the issue date of those further debt securities) and so that such further debt securities shall be consolidated and form a single series with the Offered Debt Securities and shall have the same terms as to status, redemption, or otherwise as the Offered Debt Securities; and (20) any other terms of the Offered Debt Securities.

     The debt securities may be issued as original issue discount securities to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to original issue discount securities and any debt securities treated as having been issued with original issue discount for federal income tax purposes will be described in the applicable prospectus supplement. "Original issue discount securities" means any debt security which provides for an amount less than its principal amount to be due and payable upon the declaration of acceleration of the Maturity thereof upon the occurrence of an Event of Default (as defined in the Indenture and as described below under the heading "Events of Default") and the continuation thereof.

     The Indenture does not contain covenants or other provisions designed to afford Holders of the debt securities protection in the event of a highly leveraged transaction, change in credit rating or other similar occurrence.

Book-Entry Debt Securities

     The following will apply to debt securities of any series, unless the prospectus supplement relating to that series provides otherwise.

     Upon issuance, we will deposit with, or on behalf of, the depositary and will register in the name of the depositary or a nominee of the depositary one or more "global securities" to represent the debt securities of each series. Unless we otherwise indicate in the applicable prospectus supplement relating to a series of debt securities, The Depository Trust Company ("DTC") will act as the depositary and we will deposit the global securities with, or on behalf of, DTC or its nominee, and we will register registered securities in the name of a nominee of DTC. Except under limited circumstances described below, global securities will not be exchangeable for definitive certificated debt securities.

     Upon the issuance of a global security, DTC will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by that global security to the accounts of Persons that have accounts with DTC, generally known as DTC participants. Ownership of beneficial interests in a global security will be limited to DTC participants or Persons that may hold interests through DTC participants. Ownership of beneficial interests in that global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC with respect to interests of DTC participants and records of DTC participants, with respect to interests of Persons who hold through DTC participants. The laws of some states require that certain purchasers of securities take physical delivery of those securities in definitive form. Such limits and such laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

     So long as the depositary is the registered owner of a global security, the depositary will be considered the sole owner or Holder of the debt securities represented by that global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definite form and will not be considered the owners or Holders of those debt securities under the Indenture.

     We will make payments of principal of and any interest and premium, if any, on individual debt securities represented by a global security to DTC or its nominee, as the case may be, as the sole registered owner of that global security and the sole Holder of the debt securities represented by the global security for all purposes under the Indenture. Neither we nor the trustee, nor any of our agents or the trustee, will have any responsibility or liability for any aspect of DTC's records relating to or payments made on account of beneficial ownership interests in the global securities representing any debt securities or for maintaining, supervising or reviewing any of DTC's records relating to those beneficial ownership interests.

     We have been advised by DTC that, upon receipt of any payment in respect of a global security, DTC will immediately credit DTC participants' accounts for their pro rata share of those payments. We also expect that payments by DTC participants to owners of beneficial interests in global securities held through those DTC participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the sole responsibility of the DTC participants.

     Global securities may not be transferred except as a whole by DTC to a nominee of DTC. Global securities representing debt securities are exchangeable for certificated debt securities only if:

     . DTC or its nominee notifies us that it is unwilling or unable to continue as depositary for these global securities;

     .  DTC ceases to be qualified as required by the Indenture;

     . we instruct the trustee in accordance with the Indenture that those global securities will be so exchangeable; or

     . there shall have occurred and be continuing an Event of Default or an event which after notice or lapse of time would be an Event of Default with respect to the debt securities represented by such global security.

     Any global securities that are exchangeable as described above shall be exchangeable for certificated debt securities issuable in denominations of $1,000, or $5,000 in the case of bearer debt securities, and integral multiples of $1,000, or $5,000 in the case of bearer debt securities, in excess thereof and registered in such names as DTC shall direct. Subject to the foregoing, global securities are not exchangeable, except for global securities of like denomination to be registered in the name of DTC or its nominee. If we issue debt securities subsequently in registered form, they would thereafter be transferred or exchanged without any service charge at the corporate trust office of the trustee or at any other office or agency we maintain for that purpose.

     So long as DTC or its nominee is the registered Holder and owner of global securities, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the debt securities represented by the global securities for the purposes of receiving payment on the debt securities, receiving notices and for all other purposes under the Indenture and the debt securities. Except as provided above, owners of beneficial interests in global securities will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the Holders of those debt securities for any purpose under the Indenture. Accordingly, each Person owning a beneficial interest in the global securities must rely on the procedures of DTC and, if that Person is not a DTC participant, on the procedures of the DTC participant through which that Person owns its interest, to exercise any rights of a Holder under the Indenture. The Indenture provides that DTC may grant proxies and otherwise authorize DTC participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture. We understand that under existing industry practices in the event that we request any action of Holders or that an owner of a beneficial interest in global securities desires to give or take any action which a Holder is entitled to give or take under the Indenture, DTC would authorize the DTC participants holding the relevant beneficial interests to give or take that action, and such DTC participants would authorize beneficial owners owning through those DTC participants to give or take that action or would otherwise act upon the instructions of beneficial owners through them.

     DTC has advised us as follows:

     .  DTC is:

        . a limited-purpose trust company organized under the New York Banking Law.

        .  a "banking organization" within the meaning of the New York Banking
           Law.

        .  a member of the Federal Reserve System.

       . a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

       . a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

     .  DTC holds securities that DTC participants deposit with DTC.

     . DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in DTC participants' accounts, thereby eliminating the need for physical movement of securities certificates.

     . Direct DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of direct DTC participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

     . Access to DTC's system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly.

     . The rules applicable to DTC and DTC participants are on file with the SEC.

     According to DTC, the foregoing information with respect to DTC has been provided to the industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Certain Covenants of the Company

     Limitation on Liens. Unless otherwise provided in the applicable prospectus supplement, the Indenture will provide that the Company will not, nor will it permit any Restricted Subsidiary to, incur, issue, assume, guarantee or create any Secured Funded Debt, without effectively providing concurrently with the incurrence, issuance, assumption, guaranty or creation of any such Secured Funded Debt that the Outstanding Securities (together with, if the Company shall so determine, any other Indebtedness of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinated to the Outstanding Securities) will be secured equally and ratably with (or prior to) such Secured Funded Debt, so long as that Secured Funded Debt will be secured by a Lien, unless, after giving effect thereto, the sum of the aggregate amount of all outstanding Secured Funded Debt of the Company and its Restricted Subsidiaries together with all Attributable Debt in respect of sale and leaseback transactions relating to a Principal Property (with the exception of Attributable Debt which is excluded pursuant to clauses (1) to (6) described under "Limitations on Sales and Leasebacks" below), would not exceed an amount equal to the greater of (i) $100 million or (ii) 15% of Consolidated Net Tangible Assets; provided, however, that this restriction will not apply to, and there will be excluded from Secured Funded Debt in any computation under this restriction, Funded Debt secured by: (1) Liens on property, shares of capital stock or indebtedness of any corporation existing at the time that corporation becomes a Subsidiary; (2) Liens on property, shares of capital stock or indebtedness existing at the time of its acquisition or incurred within 270 days of the time of its acquisition (including, without limitation, acquisition through merger or consolidation) by the Company or any Restricted Subsidiary;
(3) Liens on property, shares of capital stock or indebtedness thereafter acquired (or constructed) by the Company or any Restricted Subsidiary and created prior to, at the time of, or within 270 days after that acquisition (including, without limitation, acquisition through merger or consolidation) (or the completion of that construction or commencement of commercial operation of that property, whichever is later) to secure or provide for the payment of all or any part of the purchase price (or the construction price) thereof; (4) Liens in favor of the Company or any Restricted Subsidiary; (5) Liens in favor of the United States of America, any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or provisions of any statute; (6) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from Federal income taxation pursuant to Section 103(b) of the Internal Revenue Code; (7) Liens securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, the obtaining of advances or credit or the securing of Funded Debt, if made and continuing in the ordinary course of business; (8) Liens under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits of cash or obligations of the United States of America to secure surety and appeal bonds to which the Company or any Restricted Subsidiary is a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business, or Liens imposed by law, such as laborers' or other employees', carriers', warehousemen's, mechanics', materialmen's and vendors' Liens, and Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or that Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending that appeal or proceedings for review, or Liens for taxes not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by the Company or any Restricted Subsidiary, as the case may be, or minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions or Liens as to the use of real properties, which Liens, exceptions, encumbrances, easements, reservations, rights and restrictions do not, in the opinion of the Company, in the aggregate materially detract from the value of those properties or materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries; (9) Liens incurred to finance all or any portion of the cost of construction, alteration or repair of any Principal Property and improvements thereto created prior to completion of that construction, alteration or repair; (10) Liens outstanding on the date of the Indenture; or (11) any extension, renewal, refunding or replacement of the foregoing.

     "Attributable Debt" means, as to any particular lease under which either the Company or any Restricted Subsidiary is at the time liable as lessee for a term of more than 12 months and at any date as of which the amount thereof is to be determined, the total net obligations of the lessee for rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) discounted from the respective due dates thereof to such determination date at a rate per annum equivalent to the greater of (a) the weighted-average Yield to Maturity (as defined in the Indenture) of the Outstanding Securities, with that average being weighted by the principal amount of the Outstanding Securities of each series or, in the case of original issue discount securities, that amount to be the principal amount of the outstanding original issue discount securities that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to the Indenture and (b) the interest rate inherent in such lease (as determined in good faith by the Company), both to be compounded semi-annually.

     "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom, without duplication, the sum of (i) all current liabilities except for (a) notes and loans payable, (b) current maturities of long term debt, (c) current maturities of obligations under capital leases and (d) customer deposits and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under generally accepted accounting principles would be included on a consolidated balance sheet of the Company and its subsidiaries.

     "Funded Debt" means (i) any indebtedness of the Company or a Restricted Subsidiary maturing more than 12 months after the time of computation thereof,
(ii) guarantees of Funded Debt or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business), (iii) in the case of any Restricted Subsidiary, all preferred stock having mandatory redemption provisions of such Restricted Subsidiary as reflected on that Restricted Subsidiary's balance sheet prepared in accordance with U.S. generally accepted accounting principles, and (iv) all Capital Lease Obligations (as defined in the Indenture).

     "Indebtedness" means, at any date, without duplication, (i) all obligations for borrowed money of the Company or a Restricted Subsidiary or any other indebtedness of the Company or a Restricted Subsidiary, evidenced by bonds, debentures, notes or other similar instruments, and (ii) Funded Debt.

     "Liens" means such pledges, mortgages, security interests and other liens on any Principal Property of the Company or a Restricted Subsidiary which secure Secured Funded Debt.

     "Principal Property" means any real property (including all related land and buildings but excluding related fixtures, machinery and equipment) or machinery and equipment located within the United States and owned by, or leased to, the Company or any of its Subsidiaries that has a net book value (after deduction of accumulated depreciation) in excess of 1.0% of Consolidated Net Tangible Assets.

     "Restricted Subsidiary" means any Subsidiary of the Company that owns any Principal Property.

     "Secured Funded Debt" means Funded Debt which is secured by any pledge of, or mortgage, security interest or other lien on any (i) Principal Property (whether owned on the date of the Indenture or thereafter acquired or created),
(ii) shares of stock owned by the Company or a Subsidiary in a Restricted Subsidiary or (iii) indebtedness of a Restricted Subsidiary owed to the Company or a Subsidiary.

     "Subsidiary" means any corporation of which at least a majority of the outstanding stock, which under ordinary circumstances (not dependent upon the happening of a contingency) has voting power to elect a majority of the board of directors of that corporation (or similar management body), is owned directly or indirectly by the Company or by one or more Subsidiaries of the Company, or by the Company and one or more Subsidiaries.

     Limitation on Sales and Leasebacks. Unless otherwise provided in the applicable prospectus supplement, the Indenture will provide that the Company will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property of the Company or any Restricted Subsidiary, which Principal Property has been or is to be sold or transferred by the Company or that Restricted Subsidiary to that Person (a "sale and leaseback transaction") unless, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to all such sale and leaseback transactions plus all Secured Funded Debt (with the exception of Funded Debt secured by liens which is excluded pursuant to clauses (1) to (11) described under "Limitations on Liens" above) would not exceed an amount equal to the greater of (i) $100 million or (ii) 15% of Consolidated Net Tangible Assets. This covenant will not apply to, and there will be excluded from Attributable Debt in any computation under this restriction or under "Limitations on Liens" above, Attributable Debt with respect to any sale and leaseback transaction if: (1) the Company or a Restricted Subsidiary is permitted to create Funded Debt secured by a Lien pursuant to clauses (1) to (11) inclusive described under "Limitations on Liens" above on the Principal Property to be leased, in an amount equal to the Attributable Debt with respect to that sale and leaseback transaction, without equally and ratably securing the Outstanding Securities; (2) the Company or a Restricted Subsidiary shall apply an amount in cash equal to the greater of (i) the net proceeds of the sale or transfer of the Principal Property leased pursuant to that arrangement or (ii) the fair market value of the Principal Property so leased at the time of entering into that arrangement (as determined by the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or the Controller of the Company) to the retirement of Secured Funded Debt of the Company or any Restricted Subsidiary (other than Secured Funded Debt owned by the Company or any Restricted Subsidiary); provided, however, that no retirement referred to in this clause
(2) may be effected by payment at Maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision of Secured Funded Debt; (3) the Company or a Restricted Subsidiary immediately applies the net proceeds of the sale or transfer of the Principal Property leased pursuant to such transaction to investment in another Principal Property; provided, however, that this exception shall apply only if such proceeds invested in such other Principal Property shall not exceed the total acquisition, repair, alteration and construction cost of the Company or any Restricted Subsidiary in such other Principal Property less amounts secured by any purchase money or construction mortgages on that Principal Property; (4) the effective date of any such arrangement is within 270 days of the acquisition of the Principal Property (including, without limitation, acquisition by merger or consolidation) or the completion of construction and commencement of operation thereof, whichever is later; (5) the lease in such sale and leaseback transaction is for a term, including renewals, of not more than three years; or (6) the sale and leaseback transaction is entered into between the Company and a Restricted Subsidiary or between Restricted Subsidiaries which in each case shall include a Subsidiary which shall become a Restricted Subsidiary after giving effect to such sale and leaseback transaction.

Events of Default

     Any one of the following events will constitute an Event of Default under the Indenture with respect to debt securities of any series: (a) failure to pay any interest on any debt security of that series when due, continued for 30 days; (b) failure to pay principal of or any premium on any debt security of that series when due; (c) failure to deposit any sinking fund or other payment, when due, in respect of any debt security of that series; (d) failure to perform, or breach of, any other covenant or warranty of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of debt securities thereunder other than that series) continued for 90 days after written notice as provided in the Indenture; (e) certain events in bankruptcy, insolvency or reorganization of the Company; (f) acceleration of any indebtedness for money borrowed by the Company in an aggregate principal amount exceeding $50,000,000 under the terms of the instrument under which such indebtedness is issued or secured, if such acceleration is not annulled, or such indebtedness is not discharged, within 15 business days after written notice as provided in the Indenture; or (g) any other Event of Default provided with respect to debt securities of that series.

     If any Event of Default with respect to the debt securities of any series at the time Outstanding occurs and is continuing, either the trustee or the Holder or Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in their terms) of all the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in aggregate principal amount of Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration.

     Reference is made to the applicable prospectus supplement relating to any series of Offered Debt Securities that are original issue discount securities for the particular provisions relating to acceleration of the Stated Maturity of a portion of the principal amount of that series of original issue discount securities upon the occurrence of an Event of Default and the continuation thereof.

     The Indenture provides that, subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless those Holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee and to certain other conditions, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

     No Holder of any series of debt securities will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless that Holder shall have previously given to the trustee written notice of a continuing Event of Default and unless the Holders of at least 25% in principal amount of the Outstanding Securities of that series shall have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of a debt security for enforcement of payment of the principal of and premium, if any, or interest on that debt security on or after the respective due dates expressed in that debt security.

     The Company is required to furnish to the trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in that performance.

Modification and Waiver

     Modifications and amendments of the Indenture may be made by the Company and the trustee with the consent of the Holder or Holders of not less than the majority in aggregate principal amount of the Outstanding Securities of each series issued under the Indenture and affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder or Holders of all debt securities affected, (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any such debt security; (ii) reduce the principal amount of, or the premium, if any, or (except as otherwise provided in the applicable prospectus supplement) interest on, any such debt security (including in the case of an original issue discount security the amount payable upon acceleration of the Maturity thereof); (iii) change the place or currency of payment of principal of, or premium, if any, or interest on any such debt security; (iv) impair the right to institute suit for the enforcement of any payment on any debt security on or at its Stated Maturity (or in the case of redemption, on or after the Redemption Date); or (v) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

     The Holder or Holders of at least a majority in aggregate principal amount of the Outstanding Securities of any series may, on behalf of all Holders of that series, waive compliance by the Company with certain restrictive provisions of the Indenture. The Holder or Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may, on behalf of all Holders of that series, waive any past default under the Indenture, except a default in the payment of principal, premium or interest and in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Consolidation, Merger and Sale of Assets

     The Company may not consolidate with or merge into any other Person or transfer or lease its assets substantially as an entirety to any Person and may not permit any Person to merge into or consolidate with the Company or transfer or lease its assets substantially as an entirety to the Company, unless (i) any successor or purchaser is a corporation, partnership, trust or other entity organized under the laws of the United States of America, any State or the District of Columbia, and any such successor or purchaser expressly assumes the Company's obligations on the debt securities under a supplemental Indenture, (ii) immediately after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, (iii) if properties or assets of the Company or a Restricted Subsidiary or any shares of capital stock or indebtedness of any Restricted Subsidiary become subject to a mortgage or other encumbrance not permitted by the Indenture, the Company or such successor entity, as the case may be, takes those steps as shall be necessary effectively to secure the debt securities equally and ratably with (or prior to) all indebtedness secured thereby, and (iv) the Company has delivered to the trustee an Officers' Certificate and an Opinion of Counsel stating compliance with these provisions.

Defeasance and Covenant Defeasance

     The Indenture provides that, if such provision is made applicable to the debt securities of any series pursuant to Section 3.1 of the Indenture, the Company, at the Company's option, (a) will be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer of or exchange of debt securities of such series, replace stolen, lost or mutilated debt securities of such series, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture, including those described above under "Certain Covenants of the Company," and the occurrence of an event described in clause (d) under "Events of Default" shall no longer be an Event of Default, in each case, if the Company deposits, in trust, with the trustee money or U.S. Government Obligations, which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay all the principal of, premium, if any, and interest on the debt securities of that series on the dates such payments are due (which may include one or more redemption dates designated by the Company) in accordance with the terms of the debt securities of that series. Such a trust may be established only if, among other things, (i) no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default under the Indenture shall have occurred and be continuing on the date of that deposit or on such later date specified in the Indenture in the case of certain events in bankruptcy, insolvency or reorganization of the Company, (ii) that deposit will not cause the trustee to have any conflicting interest with respect to other securities of the Company,
(iii) that defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (iv) the Company shall have delivered an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit or defeasance and will be subject to federal income tax in the same manner as if such defeasance had not occurred, which Opinion of Counsel, in the case of clause (a) above, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to the Company, or otherwise a change in applicable federal income tax law occurring after the date of the Indenture. In the event the Company omits to comply with its remaining obligations under the Indenture after a defeasance of the Indenture with respect to the debt securities of any series as described under clause (b) above and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations on deposit with the trustee may be insufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from that Event of Default. However, the Company will remain liable in respect of such payments.

Concerning the Trustee

     Bank One Trust Company, National Association (as successor in interest to The First National Bank of Chicago), acts as trustee under the Indenture and is an affiliate of Bank One, NA which acts as a co-agent under the Company's $250 million revolving credit facility and performs routine banking functions for the Company.

                          DESCRIPTION OF CAPITAL STOCK

     The capital stock authorized in Alberto-Culver Company's Restated Certificate of Incorporation, as amended ("Certificate of Incorporation"), consists of 150,000,000 shares of Common Stock, $.22 par value per share, of which 75,000,000 shares are Class A Common Stock and 75,000,000 shares are Class B Common Stock. Except as described below under "Voting," "Dividends and Distributions," and "Conversion and Other," the Class A Common Stock and the Class B Common Stock are identical to each other.

     Voting. Each share of Class B Common Stock entitles its holder to one vote per share on all matters on which stockholders are entitled to vote (including the election of directors). Each share of Class A Common Stock entitles its holder to one-tenth of one vote per share on all such matters. All actions submitted to a vote of stockholders will be voted on by holders of Class A and Class B Common Stock voting together as a single class, except on matters where a separate class vote is required by Delaware law. Matters requiring a separate class vote include amendments of the Certificate of Incorporation to change the number of authorized shares of that class, to change the par value of the shares of that class, or to alter or change the powers, preferences or special rights of the shares of that class so as to affect them adversely.

     There is no provision in the Certificate of Incorporation permitting cumulative voting in the election of directors.

     Dividends and Distributions. Subject to the paragraph below, the Class A Common Stock and Class B Common Stock have identical dividend rights, except that no dividend may be paid on the Class B Common Stock unless an equal or greater dividend is paid on the Class A Common Stock, and dividends may be paid on the Class A Common Stock in excess of dividends paid, or without paying dividends, on the Class B Common Stock.

     Dividends consisting of Class A Common Stock may be paid to holders of Class A Common Stock and Class B Common Stock on an equal per share basis.
Also, dividends consisting of Class A Common Stock may be paid on Class A Common Stock if dividends consisting of Class B Common Stock are paid on Class B Common Stock on an equal per share basis. Dividends consisting of any other class of securities of the Company, other than the Common Stock, may be paid to the holders of those securities only, or to the holders of those securities and to the holders of Class A Common Stock and Class B Common Stock, on an equal per share basis as to the holders of the Class A Common Stock and the Class B Common Stock.

     The shares of one class of Common Stock may not be reclassified, subdivided or combined without reclassifying, subdividing or combining the other class of Common Stock, on an equal per-share basis.

     Conversion and Other. All, and not less than all, of the Class A Common Stock may at any time be converted into Class B Common Stock on a share-for-share basis at the option of the Company. Unless the Company has converted all the issued Class A Common Stock into Class B Common Stock as provided in the preceding sentence, the Class B Common Stock is convertible into Class A Common Stock on a share-for-share basis at the option of the holders. Shares of Class A or Class B Common Stock which are converted become authorized and unissued shares which may be issued by the Board of Directors without further action by stockholders, except as required by law.

     Neither the Class A Common Stock nor the Class B Common Stock has any preemptive rights enabling a holder to subscribe for or receive shares of stock of the Company of any class.

     Shares of Class A Common Stock and Class B Common Stock currently outstanding are, and any shares of Class A Common Stock or Class B Common Stock offered by this prospectus, or issuable upon conversion or exchange of debt securities offered by this prospectus, will be, upon issuance, fully paid and non-assessable.

     Liquidation and Mergers. The holders of the Class A and Class B Common Stock will have equal rights, on a share-for-share basis, in the event of liquidation of the Company or mergers or consolidations of the Company in which shares of Common Stock are converted into cash, securities or other property.

     The Company's Certificate of Incorporation contains provisions which could deter or delay a change in control of the Company, in addition to the provisions authorizing classes of Common Stock with different voting rights. Such provisions include the following: a requirement that the number of directors, as fixed by the Bylaws of the Company, may not be changed except by a 75% vote of stockholders or by a two-thirds vote of directors then in office; a provision for classification of the Board of Directors into three classes; a requirement that the affirmative vote of 75% of the outstanding voting stock is necessary for a merger or consolidation of the Company or any of its subsidiaries with, or sales of assets to, or issuance or delivery of its shares to, any other corporation, person or entity which owns or controls 5% or more of the Company's outstanding voting shares, unless the transaction has been approved by the Company's Board of Directors prior to the acquisition of such ownership or control; and a prohibition of the written consent procedure otherwise available under the Delaware corporation statute for an action of stockholders. The Company's Bylaws contain requirements that stockholders wishing to nominate persons for election as directors or to bring other business before an annual meeting of stockholders give notice thereof in the specified form and within specified time periods to the Secretary of the Company.

     The Company is subject to Section 203 of the Delaware General Corporation Law ("Section 203"). Under Section 203 certain "business combinations" between a Delaware corporation, whose stock generally is publicly traded or held of record by more than 2,000 stockholders, and an "interested stockholder" (defined generally as those stockholders who become beneficial owners of 15% or more of a Delaware corporation's voting stock) are prohibited for a three-year period following the date that stockholder became an interested stockholder, unless (i) the corporation has elected in its certificate of incorporation not to be governed by Section 203 (the Company has not made such an election), (ii) the business combination was approved by the board of directors of the corporation before the other party to the business combination became an interested stockholder, (iii) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan) or (iv) the business combination is approved by the board of directors of the corporation and ratified by two-thirds of the voting stock which the interested stockholder does not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors. The term "business combination" is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries, and transactions which increase an interested stockholder's percentage ownership of stock.

     The foregoing summary is qualified in its entirety by reference to the provisions of the Certificate of Incorporation of the Company, as amended, its Bylaws and the Delaware General Corporation Law.

                              PLAN OF DISTRIBUTION

     We may sell the Offered Securities through agents, through underwriters or dealers or directly to one or more purchasers.

     Underwriters, dealers and agents that participate in the distribution of the Offered Securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on the resale of the Offered Securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation (including underwriting discount) will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the Offered Securities may be listed.

     The distribution of the Offered Securities may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

     When we issue the Offered Securities, they may be new securities without an established trading market. If we sell Offered Securities to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any Offered Securities.

     Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.

                                 LEGAL OPINIONS

     Gary P. Schmidt, who is our General Counsel, will issue an opinion concerning certain legal matters with respect to the Offered Securities. As of January 25, 2001, Mr. Schmidt owned options to purchase 65,000 shares of Class A Common Stock and owned 1,977 shares of Class A Common Stock and 7,144 shares of Class B Common Stock. Any underwriters or agents will be represented by Mayer, Brown & Platt, Chicago, Illinois.

                                    EXPERTS

     KPMG LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2000, as set forth in their report, which is incorporated in this prospectus by reference. Our consolidated financial statements are, and consolidated financial statements included in subsequent filings with the SEC will be, incorporated by reference in this prospectus in reliance upon such report given upon the authority of such firm as experts in accounting and auditing (to the extent consolidated financial statements included in such subsequent filings are covered by consents executed by that firm and filed with the SEC).

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     Set forth below is an estimate (except for the Commission Registration Fee) of the fees and expenses payable by the registrant in connection with the issuance and distribution of the securities registered hereby:

                                                            Expense
                                                            --------

     Securities and Exchange Commission Registration Fee..  $ 75,000
     Rating Agency Fees...................................   133,000
     Printing Costs.......................................    75,000
     Legal Fees and Expenses..............................   125,000
     Accounting Fees and Expenses.........................    75,000
     Blue Sky Qualification Fees and Expenses.............     5,000
     Trustees' Fees and Expenses..........................    15,000
     Miscellaneous........................................    22,000
                                                            --------
           Total..........................................  $525,000
                                                            ========

Item 15. Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of Delaware authorizes indemnification of directors, officers and employees of Delaware corporations.
Article VIII of the Registrant's Bylaws (i) authorizes the indemnification of directors and officers (the "Indemnitees") under specified circumstances to the fullest extent authorized by the General Corporation Law of Delaware, (ii) provides for the advancement of expenses to the Indemnitees for defending any proceedings related to specified circumstances, (iii) gives the Indemnitees the right to bring suit against the registrant to enforce the foregoing rights to indemnification and advancement of expenses, and (iv) authorizes the registrant to maintain certain policies of insurance to protect itself and any of its directors, officers or employees. The registrant currently maintains insurance policies under which the directors and officers of registrant are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which must be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 16. Exhibits.

     The exhibits to this registration statement are listed in the Exhibit Index hereto, which is incorporated herein by reference.

Item 17. Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) - (g) Not applicable.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (i) Not applicable.

     (j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melrose Park, State of Illinois on January 11, 2001.

                            ALBERTO-CULVER COMPANY


                            By   /s/ Howard B. Bernick
                            --------------------------------------
                            Howard B. Bernick
                            President and Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Leonard
H. Lavin, Howard B. Bernick, William J. Cernugel and Gary P. Schmidt, or any of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign any or all amendments (including post-effective amendments) to this registration statement and to sign any new registration statement filed pursuant to Rule 462 to register additional securities, and in each case to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                            Title                                         Date
---------                            -----                                         ----

/s/ Leonard H. Lavin                 Chairman of the Board                         January 12, 2001
----------------------------         and Director
Leonard H. Lavin

/s/ Howard B. Bernick                President, Chief Executive                    January 11, 2001
---------------------------          Officer and Director
Howard B. Bernick                    (Principal Executive Officer)


/s/ Bernice E. Lavin                 Vice Chairman, Secretary,                     January 12, 2001
----------------------------         Treasurer and Director
Bernice E. Lavin

/s/ Carol L. Bernick                 Vice Chairman, President                      January 14, 2001
----------------------------         Alberto-Culver North America,
Carol L. Bernick                     Assistant Secretary and Director


/s/ William J. Cernugel              Senior Vice President and                     January 11, 2001
-----------------------------        Chief Financial Officer
William J. Cernugel                  (Principal Financial & Accounting Officer)


/s/ A. Robert Abboud                 Director                                      January 12, 2001
----------------------------
A. Robert Abboud

/s/ A.G. Atwater, Jr.                Director                                      January 15, 2001
----------------------------
A. G. Atwater, Jr.


Signature                            Title                                         Date
---------                            -----                                         ----


/s/ Robert P. Gwinn                  Director                                      January 12, 2001
---------------------------
Robert P. Gwinn

/s/ Allan B. Muchin                  Director                                      January 12, 2001
---------------------------
Allan B. Muchin

/s/ Robert H. Rock                   Director                                      January 12, 2001
---------------------------
Robert H. Rock

/s/ Dr. Harold M. Visotsky           Director                                      January 19, 2001
---------------------------
Dr. Harold M. Visotsky

/s/ William W. Wirtz                 Director                                      January 12, 2001
---------------------------
William W. Wirtz

                            ALBERTO-CULVER COMPANY

                                 EXHIBIT INDEX

Exhibit
No.                           Description of Exhibit
---                           ----------------------

 1.1 Form of Underwriting Agreement (incorporated herein by reference to Exhibit
     1.1 of the Company's Registration Statement on Form S-3 (File No. 333-
     49649))

 4.1 Restated Certificate of Incorporation of the Company (incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended September 30, 1988 (File No. 1-5050))

 4.2 Certificate of Amendment to Restated Certificate of Incorporation of the Company (incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1989 (File No. 1-5050))

 4.3 Certificate of Amendment to Restated Certificate of Incorporation of the Company (incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (File No. 1-5050))

 4.4 Bylaws of the Company (incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended September 30, 2000 (File No. 1-5050))

 4.5 Indenture (incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 1-5050))

 4.6 Form of Senior Security (incorporated herein by reference to Exhibit 4.5 of the Company's Registration Statement on Form S-3 (File No. 333-49649) (Form of Indenture) Section 2.2 through and including Section 2.5))

 4.7 Form of Subordinated Security*

 5.1 Opinion of Gary P. Schmidt, Esq., General Counsel of the Company

12.1 Statement re: Computation of ratio of earnings to fixed charges

23.1 Consent of Gary P. Schmidt, Esq. (included in Exhibit 5.1)

23.2 Consent of KPMG LLP

24.1 Power of attorney (contained on the signature page to this Registration Statement)

25.1 Statement of Eligibility of Bank One Trust Company, National Association (as successor in interest to The First National Bank of Chicago), as Trustee, on Form T-1


 *Will be filed as an exhibit to the registrant's report on Form 8-K or Form 10-Q and incorporated herein by reference.